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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): October 24, 2005

                              FIRST IPSWICH BANCORP
             (Exact name of registrant as specified in its charter)


        Massachusetts                333-114018                  04-2955061
 (State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)


     31 Market Street, Ipswich, Massachusetts                       01938
     (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (978) 356-3700

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

On October 24, 2005, First Ipswich Bancorp (the "Company"), The First National Bank of Ipswich (the "Bank"), and Michael J. Wolnik, a former Senior Vice President, Treasurer and Chief Financial Officer of the Company and the Bank, who resigned from his positions with the Company, the Bank and all of their direct and indirect subsidiaries (together hereinafter referred to as "Ipswich") effective September 26, 2005, entered into an Employment Separation Agreement (the "Agreement").

Under the terms of the Agreement, Mr. Wolnik agreed to provide consulting services to Ipswich from the date of the Agreement through December 31, 2005. The Agreement also provides that Mr. Wolnik will continue to receive his base salary and group insurance benefits through December 31, 2005. In addition, the Agreement provides for a general release of all legal claims that are or may be held by Mr. Wolnik against Ipswich. Further, Mr. Wolnik has a period of seven days following the date of his signing of the Agreement during which he may revoke it.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FIRST IPSWICH BANCORP


                                          By: /s/ Donald P. Gill
                                              --------------------------
                                              Donald P. Gill
                                              President and C.E.O.
Date: October 28, 2005